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Filed pursuant to Rule 424(b)(5)
Registration No. 333-216075

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 26, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 25, 2017)

                Shares

Asure Software, Inc.

Common Stock

        We are offering                shares of our common stock in this offering. Our common stock is traded on the Nasdaq Capital Market under the symbol "ASUR." On May 24, 2017, the last reported sale price of our common stock was $14.78 per share.

        The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional                shares of our common stock to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

        Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors" beginning on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock to the purchasers on or about June     , 2017.

The date of this prospectus supplement is May     , 2017

Sole Book-Running Manager
Roth Capital Partners

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.

        Before investing in our common stock, we urge you to carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under "Where You Can Find More Information." This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

        This prospectus supplement and the accompanying prospectus and any free writing prospectus that we file with the Securities and Exchange Commission ("SEC") contain and incorporate by reference information you should consider when making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.

        References in this prospectus supplement to "we," "our," and "us" refer to Asure Software, Inc., a Delaware corporation.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

Our Company

        We are a leading global provider of cloud-based software-as-a-service, or SaaS, time and labor management and Agile Workplace management solutions that enable companies of all sizes and complexities to operate more efficiently and proactively manage costs associated with their most expensive assets: real estate, labor and technology.

        We currently offer two main product lines, AsureSpace™ and AsureForce®. Our AsureSpace™ Agile Workplace management solutions enable organizations to manage their office environments and optimize real estate utilization. Our AsureForce® time and labor management solutions help organizations optimize labor and labor administration costs and activities. With our acquisitions of Mangrove Employer Services, Inc. and the assets of Mangrove COBRAsource Inc. in March 2016, we entered into the human resource management, payroll processing and benefits administration services businesses, which we are integrating into our existing AsureForce® product line. For both product lines, support and professional services are other key elements of our software and services business. As an extension of our perpetual software product offerings, Asure offers our customers maintenance and support contracts that provide ready access to qualified support staff, software patches and upgrades to our software products. We also provide installation of and training on our products, add-on software customization and other professional services on a global scale.

        In January 2017, we closed three strategic acquisitions: Personnel Management Systems, Inc., a provider of outsourced human resource solutions; Corporate Payroll, Inc. (Payroll Division), a provider of payroll services; and Payroll Specialties NW, Inc., a provider of payroll services.

        We are focused on growing our customer base as well as adding complementary products to increase our recurring revenue. Consistent with this strategy, we regularly evaluate potential acquisition opportunities, including ones that may be significant to us. We cannot predict with certainty the timing of any contemplated transactions.

        We target our sales and marketing efforts to a wide range of audiences, from small and medium-sized businesses to Fortune 500 companies and divisions of enterprise organizations throughout the United States, Europe and Asia/Pacific. We generate sales of our solutions through our direct sales teams and indirectly through our channel partners. We are expanding our investment in our direct sales teams to continue to address our market opportunity.

        Our principal executive offices are located at 110 Wild Basin Road, Suite 100, Austin, Texas 78746, and our telephone number is (512) 437-2700.

Recent Developments

        On May 25, 2017, we entered into an equity purchase agreement (the "Equity Purchase Agreement") with iSystems Holdings, LLC ("Seller") and iSystems Intermediate Holdco, Inc. ("iSystems"), pursuant to which Seller sold 100% of the outstanding equity interests of iSystems to us for an aggregate purchase price of $55,000,000, subject to adjustment as provided in the Equity Purchase Agreement. The aggregate purchase price consists of (i) $32,000,000 in cash, subject to adjustment, (ii) a secured subordinated promissory note in the principal amount of $5,000,000, subject to adjustment, and (iii) 1,526,332 shares of unregistered common stock valued at $18,000,000. The secured subordinated promissory note bears interest at an annual rate of 3.5% and matures on May 25, 2019. The unpaid principal and all accrued interest under the promissory note is payable in two installments of $2.5 million on May 25, 2018 and May 25, 2019, subject to adjustment. For the year ended December 31, 2016, iSystems had total revenue of approximately $12,801,000 and a net loss of approximately $4,276,000.

        In connection with the iSystems acquisition, we also entered into an investor rights agreement (the "Investor Rights Agreement") with the Seller. Pursuant to the terms of the Investor Rights Agreement, until May 2018, the holders of the registrable securities have agreed not to directly or indirectly transfer, sell, make any short sale or otherwise dispose of any of our equity securities and not to vote any of our equity securities or solicit proxies other than in favor of each director that our board recommends for election, against any director that our board has not nominated for election, and in accordance with the recommendation of our board on any other matters, subject to certain exceptions. In addition, under the Investor Rights Agreement, holders of the registrable securities have demand registration rights which allow a registration statement to be filed on or about March 31, 2018 and piggyback registration rights, which become effective in May 2018. In addition, under the Investor Rights Agreement, such holders have the right to nominate one director to our board of directors until the first date that the holders of the registrable securities no longer hold more than the lesser of (x) 5% of our outstanding common stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of our common stock held by such holders as of May 25, 2017. The director nominee initially appointed by the holders will be Daniel M. Gill and our board will appoint him to serve as a director on or after June 6, 2017. Mr. Gill is a founder and a co-managing partner of Silver Oak Services Partners, a private equity firm focused exclusively on business, healthcare and consumer services companies in the middle market. In 2014 Silver Oak acquired iSystems, LLC (currently, a wholly owned subsidiary of iSystems), and Mr. Gill served on the board of directors of iSystems, LLC.

        iSystems, headquartered in Burlington, VT, is a leading national Software as a Service (SaaS) provider of human capital management software for service bureaus, including independent payroll processors, banks and CPAs. iSystems delivers payroll processing capabilities to service bureaus through its core software platform, EvolutionHCM. The HCM software includes payroll, tax, HR management, time and labor, and business analytics. With iSystems products providing the core processing capability, iSystems' service bureau customers then sell outsourced human capital management and payroll processing services into the end market, which includes small and medium businesses, typically less than 1,000 employees. iSystems has over 100 licensees who in turn process payroll for roughly 75,000 small and mid-sized businesses.

        In addition, on May 25, 2017 we entered into a stock purchase agreement (the "Stock Purchase Agreement") with Compass HRM, Inc. ("Compass") and the sellers and seller representative named therein, pursuant to which the sellers sold 100% of the outstanding shares of capital stock of Compass to us for an aggregate purchase price of $6,000,000, subject to adjustment as provided in the Stock Purchase Agreement. The aggregate purchase price consists of $4,500,000 in cash and a subordinated promissory note in the principal amount of $1,500,000, subject to adjustment. The subordinated promissory note bears interest at an annual rate of 3.5% and matures on May 25, 2022. The subordinated promissory note is payable in five annual installments of $300,000 on the anniversary of the closing date, subject to adjustment. Compass is headquartered in Tampa, Florida, and provides cloud-based human resource management software, including payroll, benefits, time and attendance, and performance management. For the year ended December 31, 2016, Compass had total revenue of approximately $3 million and EBITDA of approximately $1 million.

        To finance the cash portion of the purchase price for the iSystems and Compass acquisitions, we amended and restated our existing credit agreement with Wells Fargo Bank, National Association, as administrative agent (the "Restated Credit Agreement"), to add an additional term loan in the amount of approximately $40,000,000, of which we borrowed $36,500,000 to complete the two acquisitions.

        The Compass acquisition is consistent with our roll-up strategy of service bureaus. In January 2017, we actively began acquiring service bureau organizations, with each of our first two acquisitions (being of Mangrove Software service bureaus) consummated for a purchase price of approximately two times trailing year revenue. In connection with our strategy, upon acquisition, we seek to implement identified synergies and drive an increase in the acquired service bureau's sales focus. Based on our initial experience, we expect to achieve most synergies within three month of acquisition. For example, during the the period from January 3, 2017 to March 31, 2017, we increased EBITDA as a percentage of revenue for each of the first two acquired service bureaus by approximately 40% over the fourth quarter of 2016, before our acquisitions. Over the same period, revenues for these two service bureaus grew by approximately 5% and 16%. The increases in revenue and EBITDA as a percentage of revenue makes these acquisitions accretive. We have identified approximately 100 of Mangrove Software's and iSystems's service bureaus as potential future acquisition candidates.

        For additional information about the iSystems and Compass acquisitions, including audited consolidated financial statements of iSystems Holdings, LLC and Subsidiaries and our related unaudited pro forma condensed combined financial information, please see our Current Report on Form 8-K filed with the SEC on May 26, 2017, which report is incorporated by reference in this prospectus supplement.

 The Offering

Common Stock offered by us	shares
Common Stock to be outstanding immediately after this offering	shares(1)
Underwriters' option to purchase additional shares	shares
Use of proceeds
We currently intend to use the net proceeds of this offering for general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreement with respect to any specific acquisition at this time.
Risk factors
Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus, as well as other information included and incorporated by reference in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our common stock.
NASDAQ Capital Market symbol	ASUR

(1)
The number of shares of our common stock to be outstanding after this offering is based on 10,156,355 shares outstanding as of May 25, 2017. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

  •
  890,649 shares of common stock issuable upon the exercise of stock options outstanding as of May 24, 2017, at a weighted average exercise price of $7.55 per share, including options to purchase 80,000 shares that are subject to stockholder approval at our 2017 annual meeting of stockholders ("2017 Annual Meeting") in connection with an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares;

  •
  223,763 shares of our common stock available for future issuance as of May 24, 2017 under our 2009 Equity Plan, subject to stockholder approval at our 2017 Annual Meeting of an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares; and

  •
  225,000 shares of our common stock available for future issuance as of May 24, 2017 under our employee stock purchase plan, which is subject to stockholder approval at our 2017 Annual Meeting.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following discussion of risks and uncertainties affecting our common stock, as well as risks and uncertainties described under the heading "Risk Factors" in the accompanying prospectus as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor also may adversely affect our business, financial condition and results of operations and the value of an investment in our securities.

Risks Related to the iSystems Acquisition

The iSystems acquisition and associated costs and integration efforts, and continued integration efforts with respect to our other recent acquisitions in January 2017 and the Compass acquisition, may adversely affect our business, financial condition or results of operations, which may negatively affect the market price of our common stock.

        While management currently anticipates that the iSystems acquisition will be accretive to our earnings per share, this expectation is based on preliminary estimates which may materially change. We may encounter additional transaction and integration-related costs, may fail to realize all of the anticipated benefits of the acquisition of iSystems, Compass, Personnel Management Systems, Inc., Corporate Payroll, Inc. or Payroll Specialties NW, Inc. or be subject to other factors that affect those preliminary estimates.

        The diversion of management's attention and any delays or difficulties encountered in connection with the iSystems acquisition and the integration of iSystems, Compass, Personnel Management Systems, Inc., Corporate Payroll, Inc., and Payroll Specialties NW, Inc.'s operations could have an adverse effect on our business, results of operations, financial condition or prospects. In addition, we expect to incur costs associated with the acquisition of iSystems. We also will incur integration costs in connection with the iSystems acquisition, and we are incurring such costs for Personnel Management Systems, Inc., Corporate Payroll, Inc., and Payroll Specialties NW, Inc. acquisitions. Management is in the early stages of assessing the magnitude of these costs as it relates to iSystems and Compass and additional unanticipated costs may be incurred in the integration of the business.

        Any of these factors could cause a decrease in the price of our common stock.

The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement may not be representative of the combined results of Asure Software, Inc., iSystems, Personnel Management Systems, Inc., Corporate Payroll, Inc., and Payroll Specialties NW, Inc., and accordingly, you have limited financial information on which to evaluate the integrated companies.

        The unaudited pro forma condensed financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisitions of iSystems, Personnel Management Systems, Inc., Corporate Payroll, Inc., and Payroll Specialties NW, Inc. been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The unaudited pro forma condensed financial information does not reflect the acquisition of Compass or future events that may occur, including the potential realization of impacts of current market conditions on revenues or expenses. The unaudited pro forma condensed financial information incorporated by reference into this prospectus supplement is based in part on certain assumptions regarding the acquisitions of iSystems, Personnel Management Systems, Inc., Corporate Payroll, Inc., and Payroll Specialties NW, Inc. that we believe are reasonable under the circumstances. We cannot assure you that our assumptions will prove to be accurate over time.

The iSystems and Compass acquisitions may not achieve its intended results, including anticipated synergies and cost savings.

        Although we expect that the iSystems and Compass acquisitions will result in various benefits, including a meaningful amount of synergies, cost-savings and other financial and operational benefits, there can be no assurance regarding when or the extent to which we will be able to realize these synergies, cost-savings or other benefits. Achieving the anticipated benefits, including synergies and cost-savings, is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend and whether our costs to finance the acquisitions will be consistent with our expectations. Events outside our control, including but not limited to regulatory changes or developments, could also adversely affect our ability to realize the anticipated benefits from the acquisitions. Thus the integration of iSystems' and Compass' businesses may be unpredictable, subject to delays or changed circumstances, and we can give no assurance that the acquired businesses will perform in accordance with our expectations or that our expectations with respect to integration, synergies or cost savings as a result of the acquisitions will materialize. In addition, our anticipated costs to achieve the integration of iSystems and Compass may differ significantly from our current estimates. The integration may place an additional burden on our management and internal resources, and the diversion of management's attention during the integration process could have an adverse effect on our business, financial condition and expected operating results.

Our level of indebtedness and the terms of our indebtedness, including the indebtedness under our Restated Credit Agreement and subordinated promissory notes could adversely affect our operations and limit our ability to plan for or respond to changes in our business or acquire additional businesses. If we are unable to comply with restrictions in, or cannot repay or refinance our indebtedness, the repayment of our indebtedness could be accelerated.

        In order to consummate the iSystems and Compass acquisitions we incurred approximately $36,500,000 of additional senior, secured debt and $6,500,000 of subordinated indebtedness, which could adversely affect our business. After giving effect to the iSystems and Compass acquisitions, we will have approximately $70,000,000 in senior, secured debt outstanding. Our high level of indebtedness could adversely affect our business in the following ways, among other things:

    •
    make it more difficult for us to satisfy our financial obligations under our current debt obligations, or other indebtedness, as well as our contractual and commercial commitments, and could increase the risk that we may default on our debt obligations;

    •
    require us to use a substantial portion of our cash flow from operations to pay interest and principal on our current debt obligations or other indebtedness, which would reduce the funds available for working capital, capital expenditures and other general corporate purposes;

    •
    limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments or general corporate purposes, which may limit the ability to execute our business strategy;

    •
    heighten our vulnerability to downturns in our business, our industry or in the general economy, and restrict us from exploiting business opportunities or making acquisitions;

    •
    place us at a competitive disadvantage compared to those of our competitors that may have proportionately less debt;

    •
    limit management's discretion in operating our business;

    •
    limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy; and

    •
    result in higher interest expense if interest rates increase.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and support our growth strategies. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including under our current debt obligations. In addition, if for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of our Restated Credit Agreement, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our indebtedness.

Risks Related to this Offering

Our common stock has traded in low volumes. We cannot predict whether an active trading market for our common stock will ever develop. Even if an active trading market develops, the market price of our common stock may be significantly volatile.

        Historically, our common stock has experienced a lack of trading liquidity. In the absence of an active trading market:

    •
    you may have difficulty buying and selling our common stock at all or at the price you consider reasonable; and

    •
    market visibility for shares of our common stock may be limited, which may have a depressive effect on the market price for shares of our common stock and on our ability to raise capital or make acquisitions by issuing our common stock.

        Even if an active market for our common stock develops, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

    •
    actual or anticipated fluctuations in our quarterly or annual operating results;

    •
    changes in financial or operational estimates or projections;

    •
    conditions in markets generally;

    •
    changes in the economic performance or market valuations of companies similar to ours;

    •
    competitive conditions in our industry;

    •
    changes in labor or employment laws affecting our industry; and

    •
    general economic or political conditions in the United States or elsewhere.

        The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Investors in this offering will experience immediate substantial dilution in the net tangible book value per share of our common stock.

        You will suffer immediate and substantial dilution in the net tangible book value per share of common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value as of March 31, 2017 was approximately $(3.53) per share of common stock and our pro forma tangible book value as of March 31, 2017 was approximately $(6.76) per share of common stock. Based on an offering price of $            per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $            per share in the net tangible book value of the common stock.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

        In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, future acquisitions or future placements of our securities for capital-raising or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, would dilute our existing holders of common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

        Shares of our common stock sold in the offering may be freely tradable without restriction or further registration under the Securities Act. Moreover, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market or otherwise. For example, in connection with our acquisition of iSystems, we issued 1,526,332 shares of common stock to the Seller and granted the registrable holders demand and piggyback registration rights which become effective in March 2018 and May 2018, respectively. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds to effectively improve our business.

        Because we have not designated the net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our operating results, financial condition or market value.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

        For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, our Restated Credit Agreement contains limitations on our ability to pay dividends and make other distributions. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our ability to use net operating loss ("NOL") carryovers to reduce future tax payments could be negatively impacted if there is a further change in our ownership or a failure to generate sufficient taxable income.

        Presently, by taking into account the shares we propose to sell in this offering together with the shares we have issued in connection with our iSystems acquisition, we believe there is no annual limitation on our ability to use U.S. federal NOLs to reduce future income taxes. However, if an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended, occurs with respect to our capital stock, our ability to use NOLs would be limited to specific annual amounts. Generally, an ownership change occurs if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our total capital stock in a three-year period. If an ownership change occurs, our ability to use domestic NOLs to reduce taxable income is generally limited to an annual amount based on the fair market value of our stock immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate. NOLs that exceed the Section 382 limitation in any year continue to be allowed as carry forwards for the remainder of the 20-year carry forward period and can be used to offset taxable income for years within the carryover period subject to the limitation in each year. Our use of new NOLs arising after the date of an ownership change would not be affected. If more than a 50% ownership change were to occur, use of our NOLs to reduce payments of federal taxable income may be deferred to later years within the 20-year carryover period; however, if the carryover period for any loss year expires, the use of the remaining NOLs for the loss year will be prohibited. If we should fail to generate a sufficient level of taxable income prior to the expiration of the NOL carry forward periods, then we will lose the ability to apply the NOLs as offsets to future taxable income.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact, including statements identified by words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "estimate," "project," "believe" and similar expressions or variations, are forward-looking statements. Forward-looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus supplement, under "Risk Factors in the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares in full).

        We currently intend to use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds to acquire or invest in complementary businesses, assets or technologies although we have not entered into any definitive agreement with respect to any specific acquisition at this time.

        Our management team will have broad discretion in using the net proceeds to be received by us from this offering.

        Pending use of the net proceeds, we intend to invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. In addition, the terms of our Restated Credit Agreement limit our ability to pay dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

 PRICE RANGE OF COMMON STOCK

        Our common stock is quoted on the Nasdaq Capital Market under the symbol "ASUR." The following table sets forth, for the periods indicated, the high and low closing sale prices per share of our common stock as reported by the Nasdaq Capital Market.

	High	Low
Year ended December 31, 2015:
First Quarter	$6.11	$5.30
Second Quarter	$6.34	$5.40
Third Quarter	$6.22	$5.40
Fourth Quarter	$5.60	$4.45
Year ending December 31, 2016:
First Quarter	$5.67	$4.36
Second Quarter	$5.45	$4.53
Third Quarter	$6.57	$4.63
Fourth Quarter	$9.55	$6.52
Year ending December 31, 2017:
First Quarter	$12.56	$9.00
Second Quarter (through May 24, 2017)	$14.98	$9.70

        The last reported sale price of our common stock on the Nasdaq Capital Market on May 24, 2017 was $14.78 per share. As of April 21, 2017, there were 330 record holders of our common stock. This number does not reflect the beneficial ownership of shares held in nominee name.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2017:

    •
    on an actual basis;

    •
    on a pro forma basis giving effect to the consummation of the acquisition of the equity interests of iSystems and Compass as if such acquisitions occurred on March 31, 2017, including the borrowings under our Restated Credit Agreement and the issuance of promissory notes in connection with such acquisitions; and

    •
    on an as adjusted basis to reflect the sale of            shares of common stock in this offering at the public offering price of $            per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and the proposed use of the net proceeds, and assuming no exercise by the underwriters of their over-allotment option.

        You should read this table along with our unaudited consolidated financial statements and related notes for the three months ended March 31, 2017 as well as the unaudited pro forma condensed combined financial information and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2017
	Actual (unaudited)	Pro Forma (unaudited)	As Adjusted (unaudited)
	(in thousands, except share and per share amounts)
Cash and Cash Equivalents	$2,288	$4,708	$

Long-Term Liabilities:
Deferred revenue	$611	$1,404	$
Notes payable, net of debt issuance cost	28,165	71,165
Deferred tax liability	—	1,029

Other liabilities	157	259

Total long-term liabilities	$28,933	$73,857	$

Stockholders' Equity:
Preferred stock, $0.01 par value per share, 1,500,000 shares authorized, 0 shares issued and outstanding	—	—		—
Common stock, $0.01 par value per share, 11,000,000 shares authorized, 9,014,182 shares issued and 8,630,023 shares outstanding, 10,540,514 shares issued and 10,156,355 shares outstanding pro forma and shares issued and shares outstanding pro forma as adjusted	$90	$105	$
Treasury stock at cost, 384,159 shares	(5,017)	$(5,017)	$
Additional paid-in-capital	296,042	314,027
Accumulated deficit	(272,934)	(272,934)
Accumulated other comprehensive income	(29)	(29)

Total Stockholders' Equity	18,152	36,152

Total Capitalization	$46,317	$107,317	$

        The number of shares of common stock outstanding in the table above excludes:

    •
    890,649 shares of common stock issuable upon the exercise of stock options outstanding as of May 24, 2017, at a weighted average exercise price of $7.55 per share, including options to purchase 80,000 shares that are subject to stockholder approval at our 2017 Annual Meeting in connection with an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares;

    •
    223,763 shares of our common stock available for future issuance as of May 24, 2017 under our 2009 Equity Plan, subject to stockholder approval at our 2017 Annual Meeting of an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares; and

    •
    225,000 shares of our common stock available for future issuance as of May 24, 2017 under our employee stock purchase plan, which is subject to stockholder approval at our 2017 Annual Meeting.

        On April 25, 2017, we filed a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to increase the total number of our authorized shares of capital stock from 12,500,000 to 23,500,000 and our authorized shares of common stock from 11,000,000 to 22,000,000. Our stockholders approved the amendment pursuant to a solicitation of consents mailed on or about March 31, 2017.

 DILUTION

        If you purchase our common stock in this offering, you will experience immediate dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering. We calculate net tangible book value (deficit) per share by subtracting total liabilities from our total tangible assets and dividing the difference by the number of shares of common stock outstanding.

        Our net tangible book value (deficit) as of March 31, 2017 was approximately ($30,487,000), or $(3.53) per share of common stock. Our pro forma net tangible book value (deficit) as of March 31, 2017, which gives effect to (i) the borrowings under our Restated Credit Agreement; (ii) the issuance of promissory notes in connection with the Systems and Compass acquisitions; and (iii) the issuance of 1,526,332 shares of common stock in connection with the iSystems acquisition, was approximately ($68,706,000), or $(6.76) per share of common stock. After giving effect to the sale in this offering of                        shares at a public offering price of $            per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value (deficit) as of March 31, 2017 would have been approximately $             million, or approximately $            per share. This represents an immediate increase in pro forma net tangible book value of approximately $            per share to existing stockholders and an immediate dilution of approximately $            per share to new investors. The following table illustrates the dilution to new investors on a per share basis, assuming the underwriters do not exercise their over-allotment option:

	As of March 31, 2017	Pro Forma(1)	Pro Forma as Adjusted
Public offering price per share			$
Net tangible book value (deficit) per share as of March 31, 2017	$(3.53)	$(6.76)
Increase in pro forma net tangible book value (deficit) per share attributable to this offering		$
Pro forma as adjusted net tangible book value (deficit) per share after giving effect to this offering			$
Dilution in net tangible book value per share to new investors			$

(1)
Calculated on a pro forma basis, giving effect (i) the borrowings under our Restated Credit Agreement and (ii) the consummation of the iSystems and Compass acquisitions.

        If the underwriters exercise in full their option to purchase                        additional shares from us, the as adjusted net tangible book value per share after this offering would be $            per share, the increase in net tangible book value per share to existing stockholders would be $            per share and the dilution to new investors purchasing shares in this offering would be $            per share.

        The above discussion and table excludes:

    •
    890,649 shares of common stock issuable upon the exercise of stock options outstanding as of May 24, 2017, at a weighted average exercise price of $7.55 per share, including options to purchase 80,000 shares that are subject to stockholder approval at our 2017 Annual Meeting in connection with an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares;

    •
    223,763 shares of our common stock available for future issuance as of May 24, 2017 under our 2009 Equity Plan, subject to stockholder approval at our 2017 Annual Meeting of an amendment to our 2009 Equity Plan to increase the number of shares authorized for issuance from 1,400,000 shares to 1,700,000 shares; and

    •
    225,000 shares of our common stock available for future issuance as of May 24, 2017 under our employee stock purchase plan, which is subject to stockholder approval at our 2017 Annual Meeting.

        To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information contained in documents we file with the SEC. This allows us to disclose important information to you by referencing those filed documents rather than by including them in the prospectus supplement or the accompanying prospectus. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

    •
    Annual Report on Form 10-K for the year ended December 31, 2016;

    •
    Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017;

    •
    Current Reports on Form 8-K filed on January 5, March 16, March 20, April 10, April 25, May 1, and May 26, 2017;

    •
    Current Report on Form 8-K/A filed on March 20, 2017;

    •
    The description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and

    •
    The description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

        We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus supplement and before the completion or termination of this offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        You can obtain a copy of these documents at no cost by writing or telephoning us at:

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2678

 UNDERWRITING

        We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the "underwriters." Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our common stock. Our common stock trades on the Nasdaq Capital Market under the symbol "ASUR."

        Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Total

        The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

        We have granted the underwriters an option to buy up to an additional                        shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriters may only exercise the option once.

Discounts, Commissions and Expenses

        The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

        In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discounts will be 5.5% of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

        We estimate that our total offering expenses for this offering, net of the underwriting discount, will be approximately $            .

        The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$

        We have also granted Roth Capital Partners, LLC the right of first refusal to serve as our advisor, at market-based compensation, on another form of financing transaction if we determine to pursue another form of financing transaction during the three-month period from the date of our engagement letter with them, subject to the terms thereof.

Indemnification

        Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

        Without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days after the date of the underwriting agreement, we have agreed not to directly or indirectly (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except for the issuance of the shares of our common stock in this offering, the issuance of shares of our common stock pursuant to our 2009 Equity Plan or the issuance of shares in connection with any acquisition consummated by us during such 90-day period; provided, that (x) the aggregate number of shares of common stock issued by us in such 90-day period does not exceed 5% of the number of shares outstanding immediately after the issuance and sale of the shares of common stock pursuant to the underwriting agreement and (y) the recipient of any such shares executes and delivers to Roth Capital Partners, LLC on the closing date of such acquisition a lock-up agreement and agrees to be bound by the restrictions contained therein during such 90-day period.

        In addition, each of our directors, executive officers and greater than 5% stockholders has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any of our equity securities (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities, the "Beneficially Owned Shares")), or publicly announce any intention to do any of the foregoing, other than exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the lock-up period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners, LLC. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors, executive officers and greater than 5% stockholders are subject to certain exceptions for transfers of Beneficially Owned Shares, including transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor; provided such donee, trustee, distribute or transferee has agreed to the terms of the lock-up agreement.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

    •
    Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    •
    Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

    •
    Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

    •
    Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

        This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a "Relevant Member State") an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

  (c)
  in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each

Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

        The underwriter has represented, warranted and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

  (b)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Other Relationships

        Certain of the underwriters (including the representative) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Messerli & Kramer P.A., Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference. Our financial statements are incorporated herein by reference in reliance on Marcum LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of Asure Software, Inc. appearing in Asure Software, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of iSystems Holdings, LLC and Subsidiaries as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K of Asure Software, Inc. dated May 26, 2017, have been audited by RSM US LLP, independent auditor, as set forth in their reports thereon and upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Personnel Management Systems, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The special purpose carve-out financial statements of Corporate Payroll, Inc. – Payroll Division as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Payroll Specialties NW, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement and omit certain information contained in the registration statement. We have also filed exhibits with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

PROSPECTUS

$75,000,000

Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants
Rights
Units

        We may offer and sell up to $75,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.

        Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

        We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        Investing in our securities involves risks. See "Risk Factors" on page 2.

        Our common stock is traded on the Nasdaq Capital Market under the symbol "ASUR." On February 14, 2017, the closing price of our common stock was $12.44 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2017

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference." We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

        We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus to "we," "our" and "us" refer to Asure Software, Inc., a Delaware corporation.

i

ABOUT ASURE SOFTWARE

        We are a leading global provider of cloud-based software-as-a-service, or SaaS, time and labor management and Agile Workplace management solutions that enable companies of all sizes and complexities to operate more efficiently and proactively manage costs associated with their most expensive assets: real estate, labor and technology.

        We currently offer two main product lines, AsureSpace™ and AsureForce®. Our AsureSpace™ Agile Workplace management solutions enable organizations to manage their office environments and optimize real estate utilization. Our AsureForce® time and labor management solutions help organizations optimize labor and labor administration costs and activities. With our acquisitions of Mangrove Employer Services, Inc. and the assets of Mangrove COBRAsource Inc. in March 2016, we have entered into the human resource management, payroll processing and benefits administration services businesses, which we are integrating into our existing AsureForce® product line. For both product lines, support and professional services are other key elements of our software and services business. As an extension of our perpetual software product offerings, Asure offers our customers maintenance and support contracts that provide ready access to qualified support staff, software patches and upgrades to our software products. We also provide installation of and training on our products, add-on software customization and other professional services on a global scale.

        In January 2017, we closed three strategic acquisitions: Personnel Management Systems, Inc., a leading provider of outsourced HR solutions; Corporate Payroll, Inc. (Payroll Division), a leading provider of payroll services; and Payroll Specialties NW, Inc., a leading provider of payroll services.

        We are focused on growing our customer base as well as adding complementary products to increase our recurring revenue. Consistent with this strategy, we regularly evaluate potential acquisition opportunities, including ones that may be significant to us. We cannot predict with certainty the timing of any contemplated transactions, however none are currently probable.

        We target our sales and marketing efforts to a wide range of audiences, from small and medium-sized businesses to Fortune 500 companies and divisions of enterprise organizations throughout the United States, Europe and Asia/Pacific. We generate sales of our solutions through our direct sales teams and indirectly through our channel partners. We are expanding our investment in our direct sales teams to continue to address our market opportunity.

        Our principal executive offices are located at 110 Wild Basin Road, Suite 100, Austin, Texas 78746, and our telephone number is (512) 437-2700.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor also may adversely affect our business, financial condition and results of operations and the value of an investment in our securities.

Risks Related to our Business and Industry

We have a history of losses, and we may not achieve or sustain profitability in the future.

        We have incurred annual net losses since 2008 and in other years before 2007. As of December 31, 2016, our accumulated deficit was approximately $272 million. We may continue to incur losses for the foreseeable future, and such losses may be substantial. We will need to generate and sustain increased revenues to achieve future profitability. Given our history of losses, we might not be able to achieve or maintain profitability in the future.

If the market for cloud solutions for workplace applications does not evolve as we anticipate, our revenues may not grow and our operating results would be harmed.

        Our success will depend, to a large extent, on the willingness of prospective customers to increase their use of cloud solutions for their workplace applications. However, the market for cloud solutions for workplace applications is at an early stage and it is difficult to predict important trends, if any, of the market for cloud-based workplace applications. Many companies may be reluctant or unwilling to migrate to cloud solutions. Other factors that may affect market acceptance of our cloud-based workplace applications include:

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    our ability to maintain high levels of customer satisfaction;

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    the level of customization of configuration we offer; and

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    the price, performance and availability of competing products and services.

        If the market for cloud solutions for workplace applications does not evolve in the way we anticipate or customers do not recognize the benefits of cloud solutions, and as a result we are unable to increase sales of subscriptions for our products, then our revenues may not grow or may decline and our operating results would be harmed.

If we fail to develop or acquire new products or enhance our existing products, our revenue growth will be harmed and we may not be able to achieve profitability.

        Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to enhance and improve our existing products and to introduce new products in a timely manner. The success of any enhancement or new product depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or new product. Any new product we develop or acquire may not be introduced in a timely or cost-effective manner and may not achieve the broad customer acceptance necessary to generate significant revenue. If we are unable to successfully develop or acquire new products or enhance our existing products to meet customer requirements and keep pace with technological developments, our revenue will not grow as expected and we may not be able to achieve profitability.

Adverse economic conditions or reduced investments in cloud-based applications and information technology spending may adversely impact our business.

        Our business depends on the overall demand for cloud-based applications and information technology spending and on the economic health of our current and prospective customers. If the state of the economy and employment rate deteriorates in the future, many customers may reduce their number of employees and delay or reduce technology purchases. This could also result in reductions in our revenues and sales of our products, longer sales cycles, increased price competition and customers' purchasing fewer solutions than they have in the past. Any of these events would likely harm our business, results of operations, financial condition and cash flows from operations.

Our business depends substantially on retaining our current customers, and any decline in our customer renewals could harm our future operating results.

        We offer our products primarily pursuant to a cloud-based or software-as-a-service model, and our customers purchase subscriptions from us that are generally one year in length. Our customers have no obligation to renew their subscriptions after their subscription period expires, and they may not renew their subscriptions at the same or higher levels or at all. As a result, our ability to grow depends in part on our current customers renewing their existing subscriptions and purchasing additional applications from us. We have limited historical data with respect to rates of customer subscription renewals, upgrades and expansions, so we may not accurately predict future trends in customer renewals. Our customers' renewal rates may decline or fluctuate due to a number of factors, including the level of customer satisfaction with our solutions, the prices of our solutions, the prices of competing products or services, reduced hiring by our customers, and reductions in our customers' spending levels. If our customers do not renew their subscriptions to our products, renew on less favorable terms or do not purchase additional applications, our revenues may grow more slowly than expected or decline and our results of operations or financial condition may be harmed.

If we are unable to continue to attract new customers, our growth could be slower than we expect.

        We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon continually attracting new customers and obtaining subscription renewals to our products from those customers. If we fail to attract new customers, our revenues may grow more slowly than expected and our business may be harmed.

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

        Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

        Any defects that cause interruptions in the availability or functionality of our products could result in:

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    lost or delayed customer acceptance and sales of our products;

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    loss of customers;

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    product liability and breach of warranty claims against us;

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    diversion of development and support resources;

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    harm to our reputation; and

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    increased billing disputes and customer claims for fee credits.

If our security measures are breached or unauthorized access to customer data is otherwise obtained, customers may perceive our applications as not being secure and may reduce the use of or stop using our applications and we may incur significant liabilities.

        Our applications involve the storage and transmission of our customers' and their employees' confidential and proprietary information as well as their financial and payroll data. As a result, unauthorized access or security breaches could result in the loss of confidential information, litigation, indemnity obligations and other significant liabilities. While we have security measures in place to protect customer information and prevent data loss and other security breaches, if these measures are breached, our business may suffer and we could incur significant liability. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect to not renew their subscriptions, result in reputational damage or subject us to third-party lawsuits, regulatory fines or other actions or liabilities or increase our costs, any of which could adversely affect our operating results.

We depend on data centers operated by third parties and any disruption in the operation of these facilities could adversely affect our business.

        We host our applications and serve all of our customers from data centers located in Illinois, Massachusetts, Texas, Virginia, and the United Kingdom. While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

        Problems faced by our third-party data center locations, with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their customers, including us, could adversely affect the experience of our customers. Our third-party data centers operators could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by our third-party data centers operators or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our applications could adversely affect our reputation and may damage our customers' stored files or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenues, cause us to issue refunds to customers for prepaid and unused subscription services, subject us to potential liability or adversely affect our renewal rates.

        Furthermore, our payroll applications are essential to our customers' employment and compensation programs. Any interruption in our service may affect the availability, accuracy or timeliness of these programs and could damage our reputation, cause our customers to terminate their use of our application, require us to indemnify our customers against certain losses and prevent us from gaining additional business from current or future customers.

Privacy concerns and laws or other regulations may reduce the effectiveness of our applications and adversely affect our business.

        Our customers can use our applications to collect, use and store personal or identifying information regarding their employees, customers and suppliers. Federal, state and foreign government bodies and agencies have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from consumers and individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our customers' workers to resist providing the personal data necessary to allow our customers to use our applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries.

        In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our solution. Any failure to comply with government regulations that apply to our applications, including privacy and data protection laws, could subject us to liability. In addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our solution, which could have an adverse effect on our business, operating results or financial condition. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business, operating results or financial condition.

        All of these legislative and regulatory initiatives may adversely affect the ability of our clients to process, handle, store, use and transmit demographic and personal information from their employees, which could reduce demand for our applications.

Because we sell applications to manage complex operating environments of large customers, we encounter long sales cycles, which could adversely affect our operating results in a given period.

        Our ability to increase revenues and maintain profitability depends, in large part, on widespread acceptance of our applications by large businesses and other organizations. As we target our sales efforts at these customers, we face greater costs, longer sales cycles and less predictability in completing some of our sales. In the large enterprise market, the customer's decision to use our applications may be an enterprise-wide decision and, therefore, these types of sales require us to provide greater levels of education regarding the use and benefits of our applications. In addition, because we are relatively new to our business with a limited operating history, our target customers may prefer to purchase applications that are critical to their business from one of our larger, more established competitors. Our typical sales cycles are six to nine months, and we expect that this lengthy sales cycle may continue or increase. Longer sales cycles could cause our operating and financial results to suffer in a given period.

        It takes approximately three months for typical deployments of our applications, depending on the number and type of applications, the complexity and scale of the customers' business, the configuration requirements and other factors, many of which are beyond our control. Although our contracts are generally non-cancellable by the customer, at any given time, a significant percentage of our customers may be still in the process of deploying our applications, particularly during periods of rapid growth.

The loss of one or more of our key customers, or a failure to renew our subscription agreements with one or more of our key customers, could negatively affect our ability to market our applications.

        We rely on our reputation and recommendations from key customers in order to promote subscriptions to our applications. The loss of any of our key customers, or a failure of some of them to renew, could have a significant impact on our revenues, reputation and our ability to obtain new customers. In addition, acquisitions of our customers could lead to cancellation of our contracts with those customers or by the acquiring companies, thereby reducing the number of our existing and potential customers.

If we fail to meet our contractual service level commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face contract terminations, which could adversely affect our revenues.

        Our customer agreements typically provide service level commitments on a monthly basis. If we are unable to meet the stated service level commitments or suffer extended periods of unavailability for our applications, we may be contractually obligated to provide these customers with service credits, refunds for prepaid amounts related to unused subscription services, or we could face contract terminations. Our revenues could be significantly affected if we suffer unscheduled downtime that exceeds the allowed downtimes under our agreements with our customers. Any extended service outages could adversely affect our reputation, revenues and operating results.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

        Once our applications are deployed, our customers depend on our support organization to resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers, and our business, operating results and financial position.

We face competition in our markets, and if we do not compete effectively, our operating results may be harmed.

        The market for cloud-based workplace management software solutions is highly competitive and rapidly changing and fragmented, with increasingly and relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margin or the failure of our products and services to achieve or maintain more widespread market acceptance.

        Many of our actual and potential competitors have competitive advantages, such as greater brand name recognition, larger sales and marketing budgets and resources, broader distribution networks and more established relationships with distributors and customers, greater resources to develop and introduce solutions that compete with our products and substantially greater financial, technical and other resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. If we are not able to compete effectively, our operating results will be harmed.

If we fail to manage our technical operations infrastructure, our existing customers may experience service outages and our new customers may experience delays in the deployment of our applications.

        We have experienced significant growth in the number of users, transactions and data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our applications. However, the provision of new hosting infrastructure requires significant lead time. We may in the future experience website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and adversely affect our revenues.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

        Patent and other intellectual property disputes are common in the software and technology industries. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. They may also assert such claims against our customers or channel partners whom we typically indemnify against claims that our solutions infringe, misappropriate or otherwise violate the intellectual property rights of third parties. As the numbers of products and competitors in our market increase and overlaps occur, claims of infringement, misappropriation and other violations of intellectual property rights may increase. Any claim of infringement, misappropriation or other violation of intellectual property rights by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business.

        An adverse outcome of a dispute may require us to:

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    pay substantial damages, including treble damages, if we are found to have willfully infringed a third party's patents or copyrights;

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    cease making, licensing or using products that are alleged to infringe or misappropriate the intellectual property of others;

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    expend additional development resources to attempt to redesign our products or otherwise develop non-infringing technology, which may not be successful;

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    enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or intellectual property rights; and

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    indemnify our partners and other third parties.

        In addition, royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Some licenses may also be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Any of the foregoing events could seriously harm our business, financial condition and results of operations.

Failure to protect and enforce our intellectual property rights could substantially harm our business and operating results.

        The success of our business depends in part on our ability to protect and enforce our trade secrets, trademarks, copyrights and other intellectual property rights. We attempt to protect our intellectual property under copyright, trade secret and trademark laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection.

        We primarily rely on our unpatented proprietary technology and trade secrets. Despite our efforts to protect our proprietary technology and trade secrets, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. The contractual provisions that we enter into with employees, consultants, partners, vendors and customers may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or intellectual property rights. Moreover, policing unauthorized use of our technologies, solutions and intellectual property is difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. We may be unable to determine the extent of any unauthorized use or infringement of our solutions, technologies or intellectual property rights.

        From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

        Our future performance depends on the continued services and continuing contributions of our senior management, particularly Patrick Goepel, our President and Chief Executive Officer, and other key employees to execute on our business plan and strategies. Although our executive officers are currently covered by employment agreements, other members of our senior management team are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of the services of our senior management, particularly Mr. Goepel, or other key employees for any reason could significantly delay or prevent the achievement of our strategic objectives and harm our business, financial condition and results of operations.

If we are unable to hire, retain and motivate qualified personnel, our business may suffer.

        Our future success depends, in part, on our ability to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm our business, financial condition and results of operations. Any of our employees may terminate their employment at any time. Competition for sales, marketing and technical personnel is particularly intense in the software and technology industries. We may not be able to compete for these personnel.

Terms of our outstanding indebtedness may restrict our business and financing activities.

        Our credit agreement with Wells Fargo Bank contains limitations on our ability to incur future debt and liens, conduct future mergers and acquisitions or sales of assets, make loans or advances to and investments in others, make dividends or other distributions, and enter into transactions with affiliates. We are also required to maintain a certain minimum leverage ratio and fixed charge coverage ratio, which are measured on a quarterly basis. The operating and financial covenants in the credit agreement, as well as any future financing agreements that we may enter into, may restrict our ability to finance our operations, engage in business activities or expand or fully pursue our business strategies. We may also be required to use a substantial portion of our cash flows to pay principal and interest on our debt, which would reduce the amount of money we have for operations, working capital, expansion, or other general corporate purposes.

        Our ability to meet our expenses and debt obligations and comply with the operating and financial covenants may be affected by financial, business, economic, regulatory and other factors beyond our control. We may be unable to control many of these factors and comply with these covenants. A breach of any of the covenants under the credit agreement could result in an event of default, which could cause all of the outstanding indebtedness under the credit agreement to become immediately due and payable. We have pledged substantially all of our and our subsidiaries' assets to Wells Fargo Bank. If we default under the credit agreement, Wells Fargo could foreclose upon our assets. Our inability to meet our debt service obligations or other covenants under the credit agreement could have a material adverse effect on our business, financial condition and liquidity.

We may acquire other businesses, products or technologies, which divert our management's attention and otherwise disrupt our operations and harm our business and results of operations.

        As part of our growth strategy, we have recently completed business and technology acquisitions and plan to continue to pursue acquisitions in the future. The environment for acquisitions in our industry is very competitive and acquisition purchase prices may exceed what we would prefer to pay. Moreover, we may not realize the anticipated benefits of our acquisitions to the extent that we anticipate, or at all, because acquisitions involve many risks, including:

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    difficulties integrating the acquired operations, personnel, technologies, products or infrastructure;

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    diversion of management's attention or other resources from other critical business operations and strategic priorities;

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    unexpected difficulties encountered when we enter new markets in which we have little or no experience, or where competitors may have stronger market positions;

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    inability to maintain relationships with customers and partners of the acquired business;

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    the difficulty of incorporating acquired technology and rights into our products and services;

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    potential unknown liabilities associated with an acquired business;

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    unanticipated expenses related to integrating acquired technology with our existing technology;

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    the impact on our results of operations due to depreciation and amortization related to acquired intangible assets, fixed assets and deferred compensation;

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    the tax effects of any such acquisitions;

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    potential litigation, such as claims by third parties related to intellectual property of the businesses we acquire;

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    potential write-offs of our investments in acquired businesses; and

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    the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies.

        Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and strategic transactions could cause us to fail to realize the anticipated benefits of such acquisitions or transactions, incur unanticipated liabilities, and harm our business generally.

We use third-party software that may be difficult to replace or could cause errors or failures of our products that could lead to lost customers or harm to our reputation.

        We license software from various external parties to offer with or integrated into our products. In the future, this software may not continue to be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our products until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. In addition, any errors or defects in third-party software could result in errors or a failure of our products, which could harm our business and be costly to correct.

We recognize revenues from subscriptions over the term of the applicable agreement, and therefore any decreases or increases in bookings are not immediately reflected in our operating results.

        We recognize revenues from subscriptions over the term of the relevant subscription agreement, which is typically one year. As a result, the majority of our reported revenues in each quarter are derived from the recognition of deferred revenues relating to subscriptions entered into during previous quarters. Consequently, a decline in demand for our products in any period may not significantly reduce our revenues for that period, but could negatively affect revenues in future periods. Accordingly, the effect of significant downturns in bookings may not be fully reflected in our results of operations until future periods. We may be unable to adjust our costs and expenses to compensate for such a potential shortfall in revenues. Our subscription model also makes it difficult for us to rapidly increase our reported revenues through additional bookings in any period, as we recognize revenues ratably over the subscription period.

Changes in laws or regulations related to the Internet or changes in the Internet infrastructure may diminish the demand for our products and could have a negative impact on our business.

        The future success of our business depends upon the continued use of the Internet as a primary medium for commerce, communication and business applications. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the Internet. Changes in these laws or regulations could require us to modify our applications in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the Internet or on commerce conducted via the Internet. These laws or charges could limit the growth of Internet-related commerce or communications generally, resulting in reductions in the demand for Internet-based applications such as ours.

        In addition, the use of the Internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. The performance of the Internet and its acceptance as a business tool has been adversely affected by "viruses," "worms" and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the Internet is adversely affected by these issues, demand for our applications could suffer.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and impact our operating results.

        A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Ownership of our Securities

We may need to raise additional capital to continue to fund the growth of our business.

        We may need to raise additional funds to continue to fund the growth of our business. Equity or debt financing options may not be available on terms favorable to us or at all. Additional sales of our common stock or securities convertible into our common stock will dilute existing stockholders and may result in a decline in our stock price. If we engage in debt financing, we may be required to accept terms that further restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we are unable to raise additional capital, we may not be able to further develop or enhance our products, respond to competitive pressures or unanticipated working capital requirements, acquire complementary technologies, products or businesses or otherwise achieve our business objectives.

Our executive officers, directors and their affiliates, if they chose to act together, may have the ability to control all matters submitted to stockholders for approval.

        Currently, our executive officers, directors and their affiliates beneficially own approximately 23% of our outstanding common stock. As a result, acting together, these insiders may be able to elect our entire Board of Directors and control the outcome of all other matters requiring stockholder approval. This voting concentration may also have the effect of delaying or preventing a change in our management or control or otherwise discourage potential acquirers from attempting to gain control of us, and may affect the market price of our common stock. If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price. This significant concentration of stock ownership may also adversely affect the trading price of our common stock due to investors' perception that conflicts of interest may exist or arise.

Our quarterly operating results may vary from period to period, which could cause the trading price of our stock to decline.

        Our operating results have historically varied from period to period, and we expect that they will continue to do so as a result of a number of factors, many of which are outside our control, including:

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    the level of demand for our products;

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    changes in customer renewal rates;

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    changes in the growth rate of our markets;

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    failure to meet revenue and other financial measure estimates;

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    the timing and success of new product introductions by us or our competitors or any other changes in the competitive landscape of our industry;

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    the introduction or adoption of new technologies that compete with our products;

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    the effects and expenses of acquisitions of third party technologies and products;

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    network outages or security breaches;

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    insolvency or other credit difficulties affecting the ability of our customers to purchase or pay for our products;

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    general economic conditions; and

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    future accounting pronouncements or changes in our accounting policies.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our certificate of incorporation and bylaws may delay or prevent an acquisition of us or a change in our management. These provisions include the ability of our board of directors to issue preferred stock without stockholder approval and a limitation on who may call a special meeting of stockholders. In addition, our amended and restated rights agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a "change of ownership" under Section 382 of the Internal Revenue Code.

        Further, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

        Sales of substantial amounts of our common stock by our stockholders, or the perception that substantial sales may be made, could cause the market price of our common stock to decline. These sales might also make it more difficult for us to sell equity securities at a time and price we consider appropriate.

We incur significant costs as a result of complying with the laws and regulations affecting public companies.

        As a public company, we will continue to incur significant legal, accounting and other expenses, including those associated with public company reporting requirements. We also have incurred and will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as new rules and regulations subsequently implemented by the SEC and the NASDAQ Stock Market LLC. We expect that complying with these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly.

We have not paid dividends in the past and do not expect to pay dividends in the future.

        We have paid no cash dividends on our common stock to date and currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be an investor's sole source of gain for the foreseeable future.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

        If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue stock. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

        The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements are often identified by the use of words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "estimate," "project," "believe" and similar expressions or variations. All forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under "Risk Factors," and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering under this prospectus in the applicable prospectus supplement relating to that offering.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

    •
    the net tangible book value per share of our equity securities before and after the offering;

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    the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

    •
    the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31, Ended
	2011	2012	2013		2014		2015	2016
Ratio of earnings to fixed charges	—	—		37.14		89.47	—		62.05
Deficiency of earnings available to cover fixed charges (in thousands)	$(577)	$(2,747)	$	N/A	$	N/A	$(1,538)	$	N/A

        As we had losses for each of the periods presented, we have provided the deficiency amounts. Fixed charges represent interest expense, amortization of original issue discounts, amortization of capitalized expenses related to indebtedness and estimated interest component of rental expense. Earnings consist of pre-tax income (loss from) continuing operations before fixed charges.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

    •
    through one or more underwriters or dealers in a public offering and sale by them;

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    through agents; or

    •
    directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions:

    •
    at a fixed price or prices, which may be changed;

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    at market prices prevailing at the time of sale;

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    at prices related to such prevailing market prices; or

    •
    at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering. In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

    •
    the title and ranking of the debt securities (including the terms of any subordination provisions);

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    the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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    any limit on the aggregate principal amount of the debt securities;

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    the date or dates on which the principal of the securities of the series is payable;

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    the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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    the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

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    the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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    any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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    the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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    the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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    whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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    the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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    the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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    the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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    if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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    the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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    any provisions relating to any security provided for the debt securities;

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    any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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    any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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    any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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    the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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    any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2).

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    We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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    we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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    immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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    default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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    default in the payment of principal of any security of that series at its maturity;

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    default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Asure Software and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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    certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Asure Software; or

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    any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

    •
    that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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    the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

    •
    Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security-holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

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    to cure any ambiguity, defect or inconsistency;

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    to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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    to provide for uncertificated securities in addition to or in place of certificated securities;

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    to make any change that does not adversely affect the rights of any holder of debt securities;

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    to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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    to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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    to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1).

    •
    We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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    reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

    •
    reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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    reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

    •
    reduce the principal amount of discount securities payable upon acceleration of maturity;

    •
    waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

    •
    make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

    •
    make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

    •
    waive a redemption payment with respect to any debt security. (Section 9.3).

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3).

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

    •
    we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

    •
    any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

    •
    The conditions include:

    •
    depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

    •
    delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of law provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, or certificate of incorporation, and our Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.

General

        Our authorized capital stock consists of 11,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, $0.01 par value per share. As of March 31, 2017, we had 8,630,023 shares of common stock outstanding. In addition, as of March 31, 2017, we had an aggregate of 614,000 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2009 Equity Plan, an aggregate of 200,000 shares of common stock reserved for future issuance under our 2009 Equity Plan, and 225,000 shares of our common stock available for future issuance under our employee stock purchase plan, which is subject to stockholder approval.

Common Stock

Voting Rights

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

        Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

        In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

        Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

        All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

        We currently have authorized 1,500,000 shares of preferred stock, $0.01 par value per share. Of those shares, we have at the date of this prospectus 350,000 shares of Series A Junior Participating Preferred Stock authorized, none of which shares are outstanding. The balance of our preferred stock is undesignated.

Series A Junior Participating Preferred Stock and Related Rights

        In October 2009, we declared a dividend per share of common stock of one right (a "Right") to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the "Series A Stock") at a price of $1.7465 per one thousandth of a share of Series A Stock, subject to adjustment (the "Exercise Price"). The Rights are not exercisable until the Distribution Date referred to below. Until the Rights are exercised, the Rights holders will not have rights as our stockholders, including, without limitation, the right to vote or to receive dividends. The description and terms of the Rights are described in the Amended and Restated Rights Agreement between American Stock Transfer & Trust Company LLC and us, dated as of October 28, 2009, which we have previously filed with the U.S. Securities and Exchange Commission. We qualify the following summary by reference to the Amended and Restated Rights Agreement.

        The Amended and Restated Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of our outstanding common stock without the prior approval of our board. Stockholders who owned 4.9% or more of our outstanding common stock in October 2009 will not trigger the Amended and Restated Rights Agreement if they do not increase their common stock ownership by more than one-half of 1% of our outstanding common stock. Generally, a person or group that acquires shares of our common stock in excess of this threshold is called an "Acquiring Person." Any Rights held by an Acquiring Person are void and may not be exercised.

        The Rights become exercisable, if at all, ten days after a public announcement by us that a person or group has become an Acquiring Person. Until that date (the "Distribution Date"), our common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated

Rights. If the Rights become exercisable, each Right will allow its holder to purchase from us one one-thousandth of a share of Series A Stock for a purchase price of $1.7465. Each fractional share of Series A Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. After the Distribution Date, the Rights will separate from the common stock and be evidenced by a Rights certificate, which we will mail to all holders of the Rights that are not void.

        In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of common stock (in lieu of Series A Stock) with a market value of twice the Exercise Price, upon payment of the purchase price.

        The Rights will expire on the earliest of (a) October 28, 2019, (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights, (d) the consummation of a reorganization transaction entered into by us that our board determines will help prevent US from experiencing a change of ownership under Section 382 of the Internal Revenue Code and protect our net operating loss carryforwards, (e) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or any other change, if our board determines the Amended and Restated Rights Agreement is no longer necessary for the preservation of tax benefits, or (f) the beginning of our taxable year as to which our board determines that we may carry no tax benefits forward.

        We may, at our option and with the approval of our board, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of our public announcement or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of our board then in office and publicly announced by us or (ii) October 28, 2019, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right (the "Redemption Price"). The Redemption Price is subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Amended and Restated Rights Agreement. We may, at our option, pay the Redemption Price either in common stock (based on its then current per share market price) or cash. However, if our board authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization will require the concurrence of a majority of the members of our board then in office.

        In addition, after a person becomes an Acquiring Person, our board may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

        Our board may adjust the purchase price of the Series A Stock, the number of shares of Series A Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Stock or common stock.

        Before the Rights cease to be redeemable, our board may amend or supplement the Amended and Restated Rights Agreement without the consent of the Rights holders. At any time thereafter, our board may amend or supplement the Amended and Restated Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Amended and Restated Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

        Although we issued the Rights in an attempt to preserve our net operating loss carryforwards for tax purposes (which we cannot assure), the Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board. We do not expect that the Rights will interfere with any merger or other business combination approved by our board since we may redeem the Rights at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the common stock. Further, we may exclude from the calculation of beneficial ownership any securities which a person or any of such person's affiliates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between such person and us if our board has approved such agreement prior thereto.

        The transfer agent and registrar for our Series A Stock is American Stock Transfer & Trust Company.

General

        Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

        Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

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    the title and stated value of the preferred stock;

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    the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

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    the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

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    whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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    the procedures for any auction and remarketing, if any, for the preferred stock;

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    the provisions for a sinking fund, if any, for the preferred stock;

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    the provisions for redemption, if applicable, of the preferred stock;

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    any listing of the preferred stock on any securities exchange or market;

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    the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

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    the terms and conditions, if applicable, upon which preferred stock is exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

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    voting rights, if any, of the preferred stock;

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    a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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    whether interests in the preferred stock will be represented by depositary shares;

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    the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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    any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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    any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

        Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

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    senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

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    on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

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    junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

        As used for these purposes, the term "equity securities" does not include convertible debt securities.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

        Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate take-over bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock and Rights to Purchase Series A Stock

        The Rights described above to acquire Series A Stock, and the ability to authorize additional undesignated preferred stock, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

        Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or by our secretary upon order of our board of directors or the holders of 10% of the outstanding shares of each class entitled to vote. Only one special meeting may be called per calendar year, unless at least 13 months have passed since the last annual meeting, in which case a second special meeting may be called.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations on Stockholder Action by Written Consent

        Our certificate of incorporation generally grants stockholders a 20-day right to reconsider and revoke an act consented to by written consent without a meeting. Written consents are valid only for 60 days from the earliest date of consents delivered to us.

Common Stock Ownership of Directors and Chief Executive Officer

        Our bylaws provide common stock ownership guidelines for our independent directors and Chief Executive Officer. Independent directors are expected to acquire and hold during their service as directors a number of shares based on years of service, ranging from one year by value of board compensation within two years of becoming a board member, to 4.5% of our outstanding shares within ten years of becoming a board member. Our Chief Executive Officer is expected to acquire and hold during his or her service as CEO a number of shares valued as one year's worth of annual base compensation.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL, which prohibits persons deemed to be "interested stockholders" from engaging in a "business combination" with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

        The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

DESCRIPTION OF WARRANTS

        We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

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    the title of the debt warrants;

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    the aggregate number of the debt warrants;

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    the price or prices at which the debt warrants will be issued;

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    the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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    the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

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    the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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    the principal amount of debt securities purchasable upon exercise of each debt warrant;

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    the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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    the maximum or minimum number of debt warrants which may be exercised at any time;

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    a discussion of any material Federal income tax considerations; and

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    any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

        Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

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    the title of the equity warrants;

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    the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

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    the price or prices at which the equity warrants will be issued;

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    if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

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    if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

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    if applicable, a discussion of any material Federal income tax considerations; and

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    any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

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    the date of determining the security holders entitled to the rights distribution;

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    the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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    the exercise price;

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    the conditions to completion of the rights offering;

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    the date on which the right to exercise the rights will commence and the date on which the rights will expire;

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    the extent to which the rights may include an over-subscription privilege with respect to unsubscribed shares or an over-allotment privilege to the extent shares are fully subscribed;

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    if applicable, the material terms of any standby underwriting or purchase arrangement; and

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    a discussion of certain United States federal income tax consequences applicable to the rights offering.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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    the title of the series of units;

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    identification and description of the separate constituent securities comprising the units;

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    the price or prices at which the units will be issued;

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    the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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    a discussion of certain United States federal income tax considerations applicable to the units; and

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    any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

        Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

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    a limited-purpose trust company organized under the New York Banking Law;

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    a "banking organization" within the meaning of the New York Banking Law;

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    a member of the Federal Reserve System;

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    a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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    a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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    DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

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    we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

    •
    an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

LEGAL MATTERS

        Messerli & Kramer P.A., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

        Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Marcum LLP's report, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of Asure Software, Inc. appearing in Asure Software, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Personnel Management Systems, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing,

        The special purpose carve-out financial statements of Corporate Payroll, Inc. – Payroll Division as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing,

        The financial statements of Payroll Specialties NW, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in the Current Report on Form 8-K/A Amendment No. 1 of Asure Software, Inc. dated March 20, 2017 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, see the registration statement and the exhibits and schedules thereto.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

    •
    Annual Report on Form 10-K for the year ended December 31, 2016;

    •
    Current Reports on Forms 8-K filed on January 5, March 16 and March 20, 2017;

    •
    Current Report on Form 8-K/A filed on March 20, 2017;

    •
    The description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and

    •
    The description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

        We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2678

            Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Roth Capital Partners

May         , 2017